UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 27, 2006

hi/fn, inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24765	33-0732700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 University Avenue
Los Gatos, CA 95032
(Address of principal executive offices, including zip code)

(408) 399-3500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

Item 1.01     Entry into a Material Definitive Agreement

Employment Agreement with Albert E. Sisto

    On November 16, 2006, in connection with the appointment of Albert E. Sisto as Interim Chief Executive Officer of hi/fn, inc. (the “Company”), the Company entered into an employment agreement (the “Agreement”) with Mr. Sisto, which sets forth the terms and provisions governing Mr. Sisto’s employment as Interim Chief Executive Officer, effective as of November 10, 2006. Mr. Sisto will continue in his role as the Company’s Chairman of the Company’s Board of Directors (the “Board”).

   At-Will Employment. Mr. Sisto’s employment with the Company will be considered “at-will” employment. The Agreement may be terminated at any time by either party with or without cause.

      Salary, Annual Incentives and Benefits. The Agreement sets Mr. Sisto’s annual salary at $350,000, effective as of November 9, 2006 (the “Effective Date”). The Agreement also provides that Mr. Sisto will be eligible to receive an annual cash incentive payable for the achievement of performance goals to be established by the Board or the compensation committee of the Board. Mr. Sisto’s target annual incentive will equal 65% of his base salary. Mr. Sisto is eligible to participate in all benefit programs available to the Company’s executive officers.

     Stock Options. Mr. Sisto will be granted a stock option to purchase 225,000 shares of Company common stock under the Company’s Amended and Restated 1996 Equity Incentive Plan (the “Plan”) at an exercise price equal to the closing price per share on the Nasdaq Global Market (“Nasdaq”) for the common stock of the Company on the date of grant. The option will be scheduled to vest monthly over a three-year period from the Effective Date, assuming Mr. Sisto’s continued employment with the Company as its Chief Executive Officer on each scheduled vesting date. If the Company hires a successor Chief Executive Officer other than Mr. Sisto during the first year of Mr. Sisto’s service as Interim Chief Executive Officer, Mr. Sisto will receive twelve months accelerated vesting with respect to the option.

  Restricted Stock. Mr. Sisto will be granted 75,000 shares of restricted stock under the Plan. The restricted stock will be scheduled to vest six months from the Effective Date, assuming Mr. Sisto’s continued employment with the Company as its Interim Chief Executive Officer on such date. If the Company hires a successor Chief Executive Officer other than Mr. Sisto during the first six months of Mr. Sisto’s service as Interim Chief Executive Officer, the restricted stock will fully vest. In addition, if Mr. Sisto is terminated for reasons other than Cause (as defined in the Agreement), or if he terminates his employment for Good Reason (as defined in the Agreement), and in either case such termination is in Connection with a Change of Control (as defined in the Agreement), then subject to Mr. Sisto signing and not revoking a separation and release of claims against the Company, the restricted stock will fully vest.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    (b) Christopher G. Kenber resigned as the Chairman of the Board, President and Chief Executive Officer of hi/fn, inc. (the “Company”), and as a director of the Company, on November 9, 2006. Mr. Kenber has agreed to serve as a consultant to the Company to assist in the transition to new management.

    (c) On November 9, 2006, Albert E. Sisto, age 57, a member of the Company’s Board of Directors (the “Board”), was appointed by the Board to serve as Chairman of the Board and as the Company’s interim Chief Executive officer until such time as Mr. Kenber’s successor is determined.

    Mr. Sisto has served as a director of the Company since December 1998. From June 1999 until May 2006, he was the President and Chief Executive Officer of Phoenix Technologies Ltd., a provider of Internet platform-enabling software, where he also served as Chairman of the Board. From November 1997 to June 1999, he was Chief Operating Officer of RSA Security, Inc. Mr. Sisto holds a B.E. degree from the Stevens Institute of Technology.

    (d) On October 27, 2006, Thomas Lawrence was appointed as a new member of the Company’s Board of Directors. On November 9, 2006, Mr. Lawrence was appointed to serve as a member of the Compensation Committee of the Board. Mr. Lawrence is the founder and since 1988 has served as Chairman and Chief Executive officer of TJL Inc., a consulting firm providing a wide range of services that address the needs of high technology companies seeking to increase or enter the international marketplace. He previously served on the Boards of Intel Corporation, Apple Computer, Inc. and Valid Logic Corporation (now Cadence Design Systems, Inc.). Mr. Lawrence holds a B.S. degree from the University of Michigan and a M.S. degree from Stanford University.

    Mr. Lawrence will receive the customary compensation paid to non-employee directors of the Company. He will receive $10,000 per year for serving on the Board and an additional $1,500 for each meeting attended ($1,000 if participation is by telephone) other than committee meetings. In addition, as a member of the Board’s Compensation Committee, he will receive $1,000 for each meeting attended ($500 if participation is by telephone). Under the Plan, Mr. Lawrence was granted options to purchase 30,000 shares of common stock at the time of his initial appointment to the Board, and will be granted options to purchase 10,000 shares of common stock annually thereafter on the date of each annual meeting of stockholders, provided that he has been a member of the Board for at least six months. The Company will also reimburse Mr. Lawrence for travel and related expenses incurred in attending Board and committee meetings.

    (e) In connection with the resignation of Christopher G. Kenber described in Item 5.02(b) above, the Company entered into a Severance Agreement and Release (the “Severance Agreement”) with Mr. Kenber under which Mr. Kenber acknowledged and affirmed his resignation as the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors, effective as of November 9, 2006 (the “Termination Date”). Mr. Kenber will receive a lump sum payment of $185,000 (which is equal to six months of his base salary) on the first regularly scheduled payroll date six months and one day after the Termination Date and will receive $15,416.66 on each regularly scheduled payroll date thereafter through the last payroll date on or before the date twelve months following the Termination Date. The Company will further reimburse Mr. Kenber for up to twelve months for the same level of medical, dental and/or vision coverage and benefits as in effect for Mr. Kenber and his spouse on the day immediately preceding the Termination Date, subject to certain conditions. In exchange for these benefits, Mr. Kenber will release all claims he may have against the Company and will agree to certain non-solicitation provisions for a period of twelve months following the Termination Date. The Severance Agreement supersedes the existing Severance and Change of Control Agreement entered into between the Company and Mr. Kenber on May 16, 2005.

    Pursuant to the Severance Agreement, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Kenber on November 16, 2006, pursuant to which Mr. Kenber will provide certain consulting and advisory services to the Company for twelve months. In return, the Company will pay Mr. Kenber $2,000 per month. The terms of the Consulting Agreement will begin on November 16, 2006 and will end on November 10, 2007. The Company may terminate the Consulting Agreement prior to November 10, 2007 if such termination is for Cause (as such term is defined in the Consulting Agreement).

    The press release announcing the resignation of Mr. Kenber, the appointment of Mr. Sisto as Chairman of the Board and interim Chief Executive Officer, and the appointment of Mr. Lawrence to the Board, issued by the Company on November 10, 2006 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

    (c) Exhibits.

    The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press release issued by hi/fn, inc. dated November 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2006

hi/fn, inc.

By: /s/ William R. Walker
Wiliam R. Walker
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by hi/fn, inc. dated November 10, 2006.